Exhibit 10.01

San Holdings, Inc.
Ninth Amendment To
Loan Authorization Agreement

Sun Solunet, LLC, as Assignee of Harris N.A.
5200 Town Center Circle, Suite 470
Boca Raton, Florida 33486

Ladies and Gentlemen:

Reference is hereby made to that certain Loan Authorization Agreement dated as of May 16, 2003 (the Loan Authorization Agreement, as the same may be amended from time to time, being referred to herein as the “Loan Agreement”), between the undersigned, SAN Holdings, Inc., a Colorado corporation (the “Borrower”), and Sun Solunet, LLC, as assignee of Harris N.A., as successor to Harris Trust and Savings Bank due to merger (the “Bank Assignee”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Loan Agreement.

The Borrower has requested that the Bank Assignee increase the amount of the loan from $13,000,000 to $14,000,000, change the Maturity Date to December 31, 2006, and to replace its obligation to pay current interest payments to having the loan accrue interest until the loan is paid, and the Bank Assignee is willing to do so under the terms and conditions set forth in this agreement (herein, the “Amendment”).

Section 1.	Amendment.

1.1.    The Loan Agreement shall be and hereby is amended by deleting the amount of “$13,000,000” appearing throughout the document and substituting therefor the amount “$14,000,000.”

1.2.    The paragraph in the introductory section of the Loan Agreement entitled “Maturity Date” of the Loan Agreement shall be deleted in its entirety and replaced with the following:

“Maturity Date: The Loan Account terminates, and Loans are payable, on December 31, 2006.”

1.3.    The sentence in the introductory section of the Loan Agreement beginning with “Periodic Statement reflecting accrued interest will be sent…” shall be deleted.

1.4.    The parenthetical, “but if no demand, no later than February 16, 2006”, immediately following the term “ON DEMAND” set forth in each of Section 5 (Maturity Date; Payments) and Section 10 (Termination; Renewal) shall be deleted.

1.5.    The paragraph in the introductory section of the Loan Agreement entitled “Variable Interest Rate” shall be deleted in its entirety and replaced with the following:

“Variable Interest Rate: The interest rate applicable prior to the Maturity Date equals the rate per annum announced by the Bank from time to time as its prime commercial rate (the “Prime Rate”) plus:

FROM	THROUGH	RATE
February 17, 2005 to	Maturity Date	1.0%
(the “Applicable Margin”)

1.6.    The sixth sentence of Section 1 (beginning with “Upon each request for a Loan…”) shall be deleted.

1.7.    Section 4 shall be deleted and replaced with the following:

“4. Reserved.”

1.8    Sections 7(c), 7(d) and 7(e) shall be deleted.

1.9.    Section 2 (Interest) of the Loan Agreement shall be deleted and replaced with the following:

“Interest. The Company shall pay the Bank interest on the unpaid principal balance of Loans in accordance with the terms of this Agreement. Interest shall be computed by applying a daily periodic rate based on the Bank’s Prime Rate plus the Applicable Margin to the sum of (a) each day’s ending Loan balance and (b) all interest which was accrued and unpaid as of the immediately preceding day after taking into account any cash payment of interest made. Interest shall be computed on the basis of a year of 360 days for the actual number of days elapsed. The Bank’s Prime Rate reflects market rates of interest as well as other factors, and it is not necessarily the Bank’s best or lowest rate. The daily Loan balance shall be computed by taking the principal balance of Loans at the beginning of each day, adding any Loans posted to the Loan Account that day, and subtracting any principal payments posted to the Loan Account as of that day. Interest begins to accrue on the date a Loan is posted to the Loan Account. Any accrued interest which for any reason has not been paid prior to the Maturity Date shall be paid in full on the date on which the final principal payment on the Loan is made. The principal balance of Loans and all accrued interest which remains unpaid after demand for repayment shall bear interest until paid in full at a post-maturity rate of 2% per annum above the interest rate otherwise applicable to the Loans (determined as aforesaid). The interest rate payable under this Agreement shall be subject, however, to the limitation that such interest rate shall never exceed the highest rate which the Company may contract to pay under applicable law.”

Section 2.	New Note.

In replacement for that certain Note payable to the order of Harris N.A., as successor to Harris Trust and Savings Bank due to merger dated as of October 4, 2005 in the principal amount of $13,000,000 (the “Previous Note”) (later assigned to the Bank Assignee), the Borrower shall execute and deliver to the Bank Assignee a new demand note in the amount of $14,000,000, dated as of the date of its issuance and otherwise in the form of Exhibit A attached hereto (the “New Note”) which shall substitute for the Bank Assignee’s Previous Note and shall evidence the loans outstanding to the Bank Assignee. All references in the Loan Agreement shall be deemed references to the New Note.

Section 3.	Conditions Precedent.

3.1.    The Borrower and the Bank Assignee shall have executed and delivered this Amendment.

3.2.    The Borrower shall have executed and delivered the New Note to the Bank Assignee.

3.3.    The Bank Assignee shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment to the extent the Bank Assignee or its counsel may reasonably request.

3.4.    Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Bank Assignee and its counsel.

Section 4.	Representations.

In order to induce the Bank Assignee to execute and deliver this Amendment, the Borrower hereby represents to the Bank Assignee that as of the date hereof the representations and warranties set forth in the Loan Agreement are and shall be and remain true and correct and the Borrower is in compliance with the terms and conditions of the Loan Agreement.

Section 5.	Miscellaneous.

5.1.    Except as specifically amended herein, the Loan Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Loan Agreement, the Note, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Loan Agreement, any reference in any of such items to the Loan Agreement being sufficient to refer to the Loan Agreement as amended hereby.

5.2.    This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

[Signature Page to Follow]

This Ninth Amendment to Loan Authorization Agreement is entered into as of this 6th day of February, 2006.

San Holdings, Inc.

By: /s/ Robert Ogden
Name: Robert Ogden
Title: CFO

Accepted and agreed to.

Sun Solunet, LLC, as Assignee of Harris
N.A.

By: /s/ Steve Marble
Name: Steve Marble
Title: Vice President

Exhibit A

Note

$14,000,000	February 6, 2006

Maturity Date: December 31, 2006

For value received, the undersigned, San Holdings, Inc., a Colorado corporation, promises to pay to the order of Sun Solunet, LLC, as assignee of Harris N.A. (the “Bank Assignee”) at its offices at 5200 Town Center Circle, Suite 470, Boca Raton, Florida 33486, the principal sum of Fourteen Million Dollars and no/100 ($14,000,000) or, if less, the amount outstanding under the Loan Authorization Agreement referred to below, together with interest payable at the times and at the rates and in the manner set forth in the Loan Authorization Agreement referred to below.

This Note evidences borrowings by the undersigned under that certain Loan Authorization Agreement dated as of May 16, 2003, between the undersigned and the Bank Assignee, as the same may be amended from time to time; and this Note and the holder hereof are entitled to all the benefits provided for under the Loan Authorization Agreement, to which reference is hereby made for a statement thereof. The undersigned hereby waives presentment and notice of dishonor. The undersigned agrees to pay to the holder hereof all court costs and other reasonable expenses, legal or otherwise, incurred or paid by such holder in connection with the collection of this Note. It is agreed that this Note and the rights and remedies of the holder hereof shall be construed in accordance with and governed by the laws of the State of Illinois.

This Note is issued in substitution and replacement for, and evidences indebtedness previously evidenced by, that certain Note of San Holdings, Inc. dated October 4, 2005 payable to the Bank Assignee in the face principal amount of $13,000,000.

San Holdings, Inc.

By:____________________________
Name:_______________________
Title:________________________

Note

$14,000,000	February 6, 2006

Maturity Date: December 31, 2006

For value received, the undersigned, San Holdings, Inc., a Colorado corporation, promises to pay to the order of Sun Solunet, LLC, as assignee of Harris N.A. (the “Bank Assignee”) at its offices at 5200 Town Center Circle, Suite 470, Boca Raton, Florida 33486, the principal sum of Fourteen Million Dollars and no/100 ($14,000,000) or, if less, the amount outstanding under the Loan Authorization Agreement referred to below, together with interest payable at the times and at the rates and in the manner set forth in the Loan Authorization Agreement referred to below.

This Note evidences borrowings by the undersigned under that certain Loan Authorization Agreement dated as of May 16, 2003, between the undersigned and the Bank Assignee, as the same may be amended from time to time; and this Note and the holder hereof are entitled to all the benefits provided for under the Loan Authorization Agreement, to which reference is hereby made for a statement thereof. The undersigned hereby waives presentment and notice of dishonor. The undersigned agrees to pay to the holder hereof all court costs and other reasonable expenses, legal or otherwise, incurred or paid by such holder in connection with the collection of this Note. It is agreed that this Note and the rights and remedies of the holder hereof shall be construed in accordance with and governed by the laws of the State of Illinois.

This Note is issued in substitution and replacement for, and evidences indebtedness previously evidenced by, that certain Note of San Holdings, Inc. dated October 4, 2005 payable to the Bank Assignee in the face principal amount of $13,000,000.

San Holdings, Inc.

By: /s/ Robert Ogden
Name: Robert Ogden
Title: CFO